                                                                     Exhibit 3.1

                     ARTICLES OF AMENDMENT AND RESTATEMENT
                                      OF
                               BTI TELECOM CORP.

          Pursuant to Section 55-10-07 of the North Carolina General Statutes, the undersigned corporation hereby submits the following for the purpose of amending and restating its Articles of Incorporation and does hereby certify as follows:

          1. The name of the corporation is BTI Telecom Corp. The corporation's original Articles of Incorporation were filed on August 19, 1997 and the corporation's Amended and Restated Articles of Incorporation were filed on December 16, 1999.

          2. The corporation's Amended and Restated Articles of Incorporation are hereby amended and restated in their entirety, as set forth in the text of the Second Amended and Restated Articles of Incorporation attached hereto as Exhibit A.
---------

          3. The Second Amended and Restated Articles of Incorporation of the corporation were adopted by its shareholders on the 9th day of January 2001, in the manner prescribed by law.

          4. These Second Amended and Restated Articles of Incorporation will be effective upon filing.

          IN WITNESS WHEREOF, the corporation has caused these Articles of Amendment and Restatement to be signed by R. Michael Newkirk, its President, and attested by Anthony M. Copeland, its Secretary, this 10th day of January 2001.



                                       BTI TELECOM CORP.


                                       By: /s/ R. Michael Newkirk,
                                           ----------------------------
                                           R. Michael Newkirk, President


Attest:


By: /s/ Anthony M. Copeland,
    -------------------------------
    Anthony M. Copeland, Secretary

                                   EXHIBIT A
                                   ---------

             SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                      OF
                               BTI TELECOM CORP.


                                  ARTICLE I.

    The name of the corporation is "BTI Telecom Corp." (the "Corporation").


                                  ARTICLE II.

     The current address and county of the registered office of the Corporation is 4101 Lake Boone Trail, Suite 300, Raleigh, Wake County, North Carolina 27607, and the name of the registered agent is Larry E. Robbins. The mailing address of the registered office of the Corporation is the same as its street address.


                                 ARTICLE III.

     The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under Chapter 55 of the General Statutes of North Carolina.


                                  ARTICLE IV.

     The Corporation shall have authority to issue five hundred ten million (510,000,000) shares. Five hundred million (500,000,000) of such shares shall be designated Common Stock ("Common Stock"), no par value per share, and ten million (10,000,000) of such shares shall be designated Preferred Stock ("Preferred Stock"), $0.01 par value per share. Of the authorized shares of Preferred Stock, two hundred thousand (200,000) shares are designated Series A Preferred Stock ("Series A Preferred Stock") and sixty thousand (60,000) shares are designated Series B Preferred Stock ("Series B Preferred Stock").

     The Board of Directors is authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and within the limitations and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series, to determine the designation of any series and to fix the number of shares of any series.

     The Series A Preferred Stock shall, with respect to dividend rights and rights on liquidation, dissolution, winding up and Reorganization, rank prior to the Common Stock and all other series of Preferred Stock (other than the Series B Preferred Stock), but shall be junior in right of payment with respect to the Series B Preferred Stock and all indebtedness incurred by the Corporation. The Series B Preferred Stock shall, with respect to dividend rights and rights on liquidation, dissolution, winding up and Reorganization, rank prior to all classes and series of capital stock of the Corporation, including the Common Stock, the Series A Preferred Stock and all other series of Preferred Stock, but shall be junior in right of payment with respect to all indebtedness incurred by the Corporation. The Series A Preferred Stock and Series B Preferred Stock (collectively, the "Outstanding Preferred Stock") shall have the rights, preferences, privileges and restrictions set forth below in this Article IV.

     1.    Dividends.
           ---------

     (a)   Dividends Payable With Respect to Series A Preferred Stock.  The
           ----------------------------------------------------------
holders of the Series A Preferred Stock shall be entitled to receive, out of funds legally available therefor, cumulative semi-annual dividends equal to the greater of (i) the amount of dividends calculated at an annual rate per share equal to six percent (6%) of the original purchase price of $1,000 (as adjusted as described below, the "Series A Original Price") paid per share for the Series A Preferred Stock (which amount shall be subject to adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Series A Preferred Stock) and (ii) the amount of dividends that would have been received during such period by the holders of the same number of shares of Common Stock as the number of shares of Common Stock into which the Series A Preferred Stock was convertible at such time, such amounts in clause
(i) or (ii) above to be compounded semi-annually such that if the dividend is not paid on June 30 or December 31, as applicable, for the immediately preceding six month period (or portion thereof if less than a full six month period), the unpaid amount shall be added to the Series A Original Price for purposes of calculating succeeding periods' dividends. Such dividends for any semi-annual dividend period shall, at the Corporation's option, be payable in cash or added to the Series A Original Price; provided that if, following its initial public offering, the Corporation has elected to pay such dividends in cash, but is prevented from doing so by the terms of any of its outstanding indebtedness, the Corporation may pay such dividends in shares of registered Common Stock, valued for purposes of this Section 1(a) at 95% of the Fair Market Value thereof on the record date relating to such dividend. Such dividends shall be deemed to accrue on the Series A Preferred Stock and be cumulative, whether or not earned or declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. If such cumulative dividends in respect of any prior or current semi-annual dividend period shall not have been declared and paid or if there shall not have been a sum sufficient for the payment thereof set apart in trust for the account of holders of the Series A Preferred Stock, the deficiency shall first be fully paid before any dividend or other distribution shall be paid or declared with respect to any other class of the Corporation's capital stock (other than the Series B Preferred Stock), now or hereafter outstanding. Upon any conversion of the Series A Preferred Stock hereunder, all accumulated and unpaid dividends on the Series A Preferred Stock, whether or not declared, since the date of issue up to and including the date of conversion thereof shall be added to the Series A Original Price.

     (b)   Dividends Payable With Respect to Series B Preferred Stock.  The
           ----------------------------------------------------------
holders of the Series B Preferred Stock shall be entitled to receive, out of funds legally available therefor, cumulative semi-annual dividends equal to the greater of (i) the amount of dividends calculated at an annual rate per share equal to six percent (6%) of the original purchase price of $1,000 (as adjusted as described below, the "Series B Original Price") paid per share for the Series B Preferred Stock (which amount shall be subject to adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Series B Preferred Stock) and (ii) the amount of dividends that would have been received during such period by the holders of the same number of shares of Common Stock as the number of shares of Common Stock into which the Series B Preferred Stock was convertible at such time, such amounts in clause (i) or (ii) above to be compounded semi-annually such that if the dividend is not paid on June 30 or December 31, as applicable, for the immediately preceding six month period (or portion thereof if less than a full six month period), the unpaid amount shall be added to the Series B Original Price for purposes of calculating succeeding periods' dividends. Such dividends for any semi-annual dividend period shall, at the Corporation's option, be payable in cash or added to the Series B Original Price; provided that if, following its initial public offering, the Corporation has elected to pay such dividends in cash, but is prevented from doing so by the terms of any of its outstanding indebtedness, the Corporation may pay such dividends in shares of registered Common Stock, valued for purposes of this Section 1(b) at 95% of the Fair Market Value thereof on the record date relating to such dividend. Such dividends shall be deemed to accrue on the Series B Preferred Stock and be cumulative, whether or not earned or declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. If such cumulative dividends in respect of any prior or current semi-annual dividend period shall not have been declared and paid or if there shall not have been a sum sufficient for the payment thereof set apart in trust for the account of holders of the Series B Preferred Stock, the deficiency shall first be fully paid before any dividend or other distribution shall be paid or declared with respect to any other class of the Corporation's capital stock, now or hereafter outstanding. Upon any conversion of the Series B Preferred Stock hereunder, all accumulated and unpaid dividends on the Series B Preferred Stock, whether or not declared, since the date of issue up to and including the date of conversion thereof shall be added to the Series B Original Price.

     (c)   Dividends Payable With Respect to Common Stock.  In the event the
           ----------------------------------------------
Corporation shall pay or declare, make or issue, or shall fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution with respect to the Common Stock payable in (i) securities of the Corporation other than shares of Common Stock or (ii) cash or other assets, then and in each such event the Corporation shall concurrently pay or declare, make or issue, or fix a record date for the determination of holders of Series A Preferred Stock and holders of Series B Preferred Stock entitled to receive, and such holders shall receive, at the same time such distribution is made with respect to Common Stock, the number of securities or the amount of cash or other assets which they would have received had their Series A Preferred Stock or Series B Preferred Stock, as the case may be (the "Applicable Preferred Stock"), been converted into Common Stock immediately prior to the record date for determining holders of Common Stock entitled to receive such distribution.

     2.    Liquidation, Dissolution, Winding Up or Reorganization.
           ------------------------------------------------------

     (a)   Treatment at Liquidation, Dissolution, Winding Up or Reorganization.
           -------------------------------------------------------------------

           (i)   Series A Preferred Stock.  In the event of (x) any liquidation,
                 ------------------------
     dissolution or winding up of the Corporation, whether voluntary or involuntary, or (y) at the election of the holders of a majority of the Series A Preferred Stock, any Reorganization (as defined in Section 4(f)), holders of each share of Series A Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes or series, whether such assets are capital, surplus, or capital earnings, an amount equal to the greater of (a) the Series A Liquidation Amount and (b) such amount per share of Series A Preferred Stock as would have been payable had each such share been converted into Common Stock immediately prior to such event of liquidation, dissolution, winding up or Reorganization of the Corporation pursuant to this Section 2. The amounts payable pursuant to the immediately preceding sentence shall be paid to the holders of Series A Preferred Stock before any distribution may be made with respect to the Common Stock or any other class or series of capital stock (other than the Series B Preferred Stock). If the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount of the Series A Liquidation Amount to which they shall be entitled, the holders of shares of Series A Preferred Stock shall share ratably in any distribution of assets according to the amounts which would be payable with respect to the Series A Preferred Stock held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

          With respect to the Series A Preferred Stock, the "Series A Liquidation Amount" shall equal the Series A Original Price per share of Series A Preferred Stock plus, without duplication, all accrued and unpaid dividends thereon (compounded as described in Section 1(a) above), whether or not earned or declared, since the date of issue up to and including the date full payment shall be tendered to the holders of the Series A Preferred Stock with respect to such liquidation, dissolution, winding up or Reorganization; provided that such Series A Original Price shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving such Series A Preferred Stock.

          After the payment of all amounts due pursuant to the preceding paragraphs shall have been made in full to the holders of the Series A Preferred Stock, the holders of the Series A Preferred Stock shall be entitled to no further participation in the distribution of the assets of the Corporation.

          (ii)  Series B Preferred Stock.  In the event of (x) any liquidation,
                ------------------------
     dissolution or winding up of the Corporation, whether voluntary or involuntary, or (y) at the election of the holders of a majority of the Series B Preferred Stock, any Reorganization, holders of each share of Series B Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes or series, whether such assets are capital, surplus, or capital earnings, an amount equal to the greatest of (a) the Series B Liquidation Amount, (b) such amount per share of

     Series B Preferred Stock as would have been payable had each such share been converted into Common Stock immediately prior to such event of liquidation, dissolution, winding up or Reorganization of the Corporation pursuant to this Section 2 and (c) the Change in Control Amount in the event of a Change in Control Transaction. The amounts payable pursuant to the immediately preceding sentence shall be paid to the holders of Series B Preferred Stock before any distribution may be made with respect to the Common Stock, the Series A Preferred Stock or any other class or series of capital stock. If the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of shares of Series B Preferred Stock the full amount of the Series B Liquidation Amount to which they shall be entitled, the holders of shares of Series B Preferred Stock shall share ratably in any distribution of assets according to the amounts which would be payable with respect to the Series B Preferred Stock held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

          With respect to the Series B Preferred Stock, the "Series B Liquidation Amount" shall equal the Series B Original Price per share of Series B Preferred Stock plus, without duplication, all accrued and unpaid dividends thereon (compounded as described in Section 1(b) above), whether or not earned or declared, since the date of issue up to and including the date full payment shall be tendered to the holders of the Series B Preferred Stock with respect to such liquidation, dissolution, winding up or Reorganization; provided that such Series B Original Price shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving such Series B Preferred Stock.

          After the payment of all amounts due pursuant to the preceding paragraphs shall have been made in full to the holders of the Series B Preferred Stock, the holders of the Series B Preferred Stock shall be entitled to no further participation in the distribution of the assets of the Corporation.

     (b) Distributions.  Amounts payable pursuant to Section 2(a)(i) shall in
         -------------
all events be paid in cash; provided that if such amounts are payable in connection with a Reorganization, then each holder of the Series A Preferred Stock shall receive payment as follows: (i) if such consideration consists of either 100% cash or 100% property or other securities, the holders of the Series A Preferred Stock shall be entitled to receive the same form of consideration as is payable with respect to the Common Stock and (ii) if such consideration consists of a combination of cash and securities or other property, the holders of the Series A Preferred Stock shall receive the same mix of consideration as the holders of the Common Stock, pro rata with such holders of Common Stock on the basis described in Section 4(f) below, unless the aggregate Daily Prices of all outstanding shares of publicly registered common stock of the issuer of such securities is less than or equal to $200 million, in which case the holders of the Series A Preferred Stock may elect to receive all or any portion of such consideration payment in the form of cash (but in no event more than the aggregate amount of the cash portion of the consideration being offered to all shareholders of the Corporation). Notwithstanding the foregoing, the accrued but unpaid dividends on Series A Preferred Stock that are payable in connection with a Reorganization pursuant to Section 2(a)(i) shall, in all events, be paid in the manner set forth in

Section 1(a) above. Whenever a distribution provided for in Section 2(a)(i) is payable in property other than cash, the value of such distribution shall be the Fair Market Value of such property.

     Amounts payable pursuant to Section 2(a)(ii) shall in all events be paid in cash, unless otherwise agreed to by holders of a majority of the Series B Preferred Stock.

     3.   Voting Power.  Except as otherwise expressly provided in Section 6
          ------------
hereof, or as required by law, each holder of Series A Preferred Stock and each holder of Series B Preferred Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the largest number of shares (including fractional shares) of Common Stock into which such holder's shares of Applicable Preferred Stock could be converted, pursuant to the provisions of
Section 4 hereof, at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Except as otherwise expressly provided herein or as required by law, the holders of shares of Series A Preferred Stock, Series B Preferred Stock and Common Stock shall vote together as a single class on all matters.

     4.   Conversion Rights.  The holders of Series A Preferred Stock and the
          -----------------
holders of Series B Preferred Stock shall have the following rights with respect to the conversion of the Applicable Preferred Stock into shares of Common Stock.

     (a)  General.  Subject to and in compliance with the provisions of this
          -------
Section 4, any share of the Series A Preferred Stock or Series B Preferred Stock may, at the option of the holder, be converted at any time into fully paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series A Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the Series A Conversion Rate (determined as provided in Section 4(b) and subject to adjustment as described below) by the number of shares of Series A Preferred Stock being converted. The number of shares of Common Stock to which a holder of Series B Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the Series B Conversion Rate (determined as provided in Section 4(b) and subject to adjustment as described below) by the number of shares of Series B Preferred Stock being converted. In addition, each holder of Series A Preferred Stock and each holder of Series B Preferred Stock shall be entitled to receive upon conversion all accumulated and unpaid dividends as provided in Section 1(a) or 1(b), as applicable.

     (b)  Applicable Conversion Rate. The conversion rate for Series A Preferred
          --------------------------
Stock in effect at any time (the "Series A Conversion Rate") shall be the quotient obtained by dividing the Series A Original Price by the Series A Conversion Value, calculated as provided in Section 4(c). The conversion rate for Series B Preferred Stock in effect at any time (the "Series B Conversion Rate") shall be the quotient obtained by dividing the Series B Original Price by the Series B Conversion Value, calculated as provided in Section 4(c).

     (c)  Applicable Conversion Value.  The Series A Conversion Value shall be
          ---------------------------
$8.55, except that such amount shall be adjusted from time to time in accordance with this Section 4

(the "Series A Conversion Value"). The Series B Conversion Value shall be $4.00, except that such amount shall be adjusted from time to time in accordance with this Section 4 (the "Series B Conversion Value"). For purposes hereof, "Applicable Conversion Value" means the Series A Conversion Value (with respect to the Series A Preferred Stock) or the Series B Conversion Value (with respect to the Series B Preferred Stock).

     (d)  Adjustments to the Conversion Value.
          -----------------------------------

          (i)   (A)  Upon Sale of Common Stock.  Except as otherwise provided in
                     -------------------------
     Section 4(d)(i)(E), if the Corporation shall, while there are any shares of Applicable Preferred Stock outstanding, issue or sell (or in accordance with Section 4(d)(i)(B) shall be deemed to have issued or sold) shares of its Common Stock without consideration or at a price per share less than the Applicable Conversion Value in effect immediately prior to such issuance or sale (or deemed issuance or sale), then in each such case the Applicable Conversion Value, upon each such issuance or sale, except as hereinafter provided, shall be lowered so as to be equal to the price at which such shares of Common Stock were issued or sold; provided that if such shares were issued or sold without consideration, the Applicable Conversion Value shall be lowered to equal $0.01.

                (B)  Upon Issuance of Warrants, Options and Rights to Common
                     -------------------------------------------------------
                     Stock.
                     -----

                     (1) For the purposes of this Section 4(d)(i), the issuance of any warrants, options, subscriptions, or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for shares of Common Stock (or the issuance of any warrants, options or any rights with respect to such convertible or exchangeable securities) shall be deemed an issuance of such Common Stock under Section 4(d)(i)(A) at such time if the Net Consideration Per Share (as hereinafter determined) which may be received by the Corporation for such Common Stock shall be less than the Applicable Conversion Value in effect immediately prior to the time of such issuance. Any obligation, agreement, or undertaking (including by fixing of a record date) to issue warrants, options, subscriptions, purchase rights or convertible or exchangeable securities at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises. No adjustment of the Applicable Conversion Value shall be made under this Section 4(d)(i) upon the issuance of any shares of Common Stock which are issued pursuant to the exercise of any warrants, options, subscriptions, or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible or exchangeable securities if any adjustment shall previously have been made upon the issuance of any such warrants, options, subscriptions, or purchase rights or upon the issuance of any convertible or exchangeable securities (or upon the issuance of any warrants, options or any rights therefor) as above provided.

                    Should the Net Consideration Per Share of any such warrants, options, subscriptions, or purchase rights or convertible or exchangeable securities be decreased from time to time (other than as a result of a stock split, stock dividend or other similar event), then upon the effectiveness of each such change, the Applicable Conversion Value shall be adjusted to the Applicable Conversion Value as would have been obtained (1) had the adjustments made upon the issuance of such warrants, options, subscriptions, purchase rights, or convertible or exchangeable securities been made upon the basis of the decreased Net Consideration Per Share of such securities and (2) had the adjustments made to the Applicable Conversion Value since the date of issuance of such securities been made to the Applicable Conversion Value as adjusted pursuant to (1) above. Any adjustment of the Applicable Conversion Value with respect to this Section 4(d)(i)(B) which relates to warrants, options, subscriptions, purchase rights or convertible or exchangeable securities with respect to shares of Common Stock shall be disregarded if, as, when and to the extent such warrants, options, subscriptions, purchase rights or convertible or exchangeable securities expire or are canceled without being exercised or converted, so that the Applicable Conversion Value effective immediately upon such cancellation or expiration shall be equal to the Applicable Conversion Value in effect at the time of the issuance of the expired or canceled warrants, options, subscriptions, purchase rights, or convertible or exchangeable securities with such additional adjustments as would have been made to the Applicable Conversion Value had the expired or canceled warrants, options, subscriptions, purchase rights or convertible or exchangeable securities not been issued.

                    (2) For purposes of this Section 4(d)(i)(B), the "Net Consideration Per Share" which may be received by the Corporation shall be determined as follows.

                         (a) The "Net Consideration Per Share" shall mean the amount equal to the total amount of consideration, if any, received by the Corporation for the issuance of such warrants, options, subscriptions, or purchase rights or convertible or exchangeable securities, plus the minimum amount of consideration, if any, payable to the Corporation upon exercise, conversion or exchange thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such warrants, options, subscriptions, or purchase rights or convertible or exchangeable securities were exercised, exchanged, or converted.

                         (b) The "Net Consideration Per Share" which may be received by the Corporation shall be determined in each instance as of the date of issuance of warrants, options, subscriptions, or purchase rights or convertible or exchangeable securities without giving effect to any possible future upward price adjustments or rate adjustments which may be applicable with respect to such warrants, options, subscriptions, or purchase rights or convertible or exchangeable securities.

                (C)  Stock Dividends. Except as provided in paragraph (D) of
                     ---------------
     this Section 4(d)(i), in the event the Corporation shall make or issue a dividend or other distribution payable in Common Stock or securities of the Corporation convertible into or otherwise exchangeable for Common Stock, then such dividend or distribution shall be treated as an Extraordinary Common Stock Event (as defined below).

                (D)  Consideration Other than Cash. For purposes of this Section
                     -----------------------------
     4(d), if a part or all of the consideration received by the Corporation in connection with the issuance of shares of the Common Stock or the issuance of any of the securities described in this Section 4(d) consists of property other than cash, such consideration shall be valued at its Fair Market Value.

                (E)  Exceptions.  This Section 4(d)(i) shall not apply under any
                     ----------
     of the circumstances which would constitute an Extraordinary Common Stock Event (as hereinafter defined in Section 4(d)(ii)). Further, the Corporation shall not be required to make any adjustment of an Applicable Conversion Value pursuant to the provisions of this Section 4(d):

                     (1) in the case of (i) the issuance of shares of Series B Preferred Stock approved pursuant to Section 6(a)(ii) hereof or the issuance of shares of Common Stock upon conversion of the Series A Preferred Stock or the Series B Preferred Stock; (ii) the issuance or sale of shares of Common Stock upon exercise of stock options or warrants outstanding on the date of filing of these Second Amended and Restated Articles of Incorporation or granted under the Corporation's 1997 Stock Option Plan; (iii) the issuance or sale of those certain warrants issued to Welsh, Carson, Anderson & Stowe VIII, L.P. and its affiliates in connection with the sale and issuance of shares of Outstanding Preferred Stock of the Corporation and the issuance or sale of shares of Common Stock upon exercise of such warrants; (iv) the issuance or sale of shares or options to purchase shares of the Corporation's capital stock at a price per share less than the Applicable Conversion Value, to employees or directors of, or consultants to, the Corporation pursuant to stock plans or arrangements under the Corporation's 1997 Stock Option Plan or any other stock option or similar plan approved unanimously by the Corporation's Board of Directors; (v) shares of blank check preferred stock issued to the Company's shareholders (including a pro rata issuance to the holders of Series A Preferred Stock and the holders of Series B Preferred Stock) in connection with a rights plan in accordance with these Second Amended and Restated Articles of Incorporation; or (vi) the issuance of securities pursuant to the acquisition of another corporation by the Corporation by merger, purchase of substantially all the assets or other reorganization unless, in the case of this clause (vi), the Fair Market Value of the acquisition consideration is less than $25,000,000; or

                     (2) if the Corporation receives written notice from the holders of at least a majority of the then outstanding shares of Applicable Preferred Stock agreeing that no such adjustment shall be made as the result of such issuance.

          (ii)   Upon Extraordinary Common Stock Event. Upon the happening of an
                 -------------------------------------
     Extraordinary Common Stock Event (as hereinafter defined), the Series A Conversion Value and the Series B Conversion Value shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the then effective Applicable Conversion Value by a fraction, the numerator of which shall be the number of shares of Common Stock (assuming the conversion or exchange of all securities convertible into or otherwise exchangeable for the Common Stock) outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock (assuming the conversion or exchange of all securities convertible into or otherwise exchangeable for the Common Stock) outstanding immediately after such Extraordinary Common Stock Event, and the products so obtained shall thereafter be the Applicable Conversion Value. For the purposes of this Section 4(d)(ii) and
     Section 4(d)(i)(E), "Extraordinary Common Stock Event" shall mean (A) a subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, (B) a combination of outstanding shares of the Common Stock into a smaller number of shares of Common Stock or (C) an event described in Section 4(d)(i)(C).

          (iii) Notwithstanding anything else contained herein, if the Second Closing (as defined in the Series B Preferred Stock Purchase Agreement dated as of January 2001 among the Corporation, Welsh, Carson, Anderson & Stowe VIII, L.P., WCAS Information Partners, L.P. and BTI Investors LLC (collectively, the "Investor")) does not occur by March 15, 2001, the Series B Conversion Value shall be lowered to $2.00.

          (iv) The Applicable Conversion Value shall be readjusted in the manner described in this Section 4(d) upon the happening of any successive events described herein that, pursuant to this Section 4(d), would require an adjustment to the Applicable Conversion Value.

     (e)  Reclassification.  If the Common Stock issuable upon the conversion of
          ----------------
the Series A Preferred Stock or Series B Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock by reclassification (other than a subdivision or combination of shares or stock dividend or distribution provided for elsewhere in this Section 4 or by a Reorganization (as defined in Section 4(f) below)), then and in each such event, the holder of each share of Series A Preferred Stock or Series B Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reclassification by holders of the number of shares of Common Stock into which such shares of Applicable Preferred Stock might have been converted immediately prior to such reclassification.

     (f) Capital Reorganization; Merger or Sale of Assets.  If at any time or
         ------------------------------------------------
from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 4) or a merger, consolidation or similar business combination of the Corporation with or into another entity, or the sale, assignment, lease or transfer of all or substantially all of the Corporation's properties and assets to any other person, or the sale of a majority of the voting securities of the Corporation in one transaction or a series of related transactions (any of which events is herein referred to as a "Reorganization"), then, subject to Section 2(a), as a part of such Reorganization, provision shall be made so that the holders of Series A Preferred Stock and the holders of Series B Preferred Stock shall thereafter be entitled to receive, upon conversion of the Applicable Preferred Stock, the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such Reorganization, to which such holder would have been entitled if such holder had converted all (or, at the election of such holder in connection with a Reorganization in which the holders of the Common Stock sell or exchange fewer than 100% of their shares, the same percentage as is being sold by the holders of the Common Stock) of its shares of Applicable Preferred Stock immediately prior to such Reorganization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of Series A Preferred Stock and holders of Series B Preferred Stock after the Reorganization, to the end that the provisions of this Section 4 (including adjustment of the Applicable Conversion Value then in effect and the number of shares issuable upon conversion of the Applicable Preferred Stock) shall be applicable after that event in as nearly equivalent a manner as may be practicable.

     (g) Certificate as to Adjustments; Notice by Corporation.  In each case of
         ----------------------------------------------------
an adjustment or readjustment of an Applicable Conversion Value, the Corporation at its expense will furnish each holder of Applicable Preferred Stock with a certificate, executed by the president and chief financial officer (or in the absence of a person designated as the chief financial officer, by the treasurer) showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

     (h) Exercise of Conversion Privilege.  To exercise its conversion
         --------------------------------
privilege, a holder of Series A Preferred Stock or Series B Preferred Stock shall surrender the certificate or certificates representing the shares being converted to the Corporation at its principal office, and shall give written notice to the Corporation at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Applicable Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. The date when such written notice is received by the Corporation, together with the certificate or certificates representing the shares of Applicable Preferred Stock being converted, shall be the "Conversion Date". As promptly as practicable after the Conversion Date, the Corporation shall issue and shall deliver to the holder of the shares of Applicable Preferred Stock being converted, or on its written order, such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Applicable Preferred Stock in accordance with the provisions of this Section 4, and cash, as provided in Section 4(i), in respect of any fraction of a share of Common Stock issuable upon such conversion, and Sections 1(a) and 1(b). Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Applicable Preferred Stock shall cease (other than the right to receive the Common Stock and other amounts payable pursuant to this Section 4) and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby. All shares of Common Stock delivered upon conversion of the Applicable Preferred Stock will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights other than as set forth in the Amended and Restated Investor Rights Agreement (the "Investor Rights Agreement") among the Corporation, the Investor and Peter T. Loftin.

     From the date of delivery by a holder of shares of Series A Preferred Stock or Series B Preferred Stock of such notice of election to convert, in lieu of dividends on such Series A Preferred Stock pursuant to Section 1(a) or dividends on such Series B Preferred Stock pursuant to Section 1(b), such Applicable Preferred Stock shall participate equally and ratably with the holders of shares of Common Stock in all dividends paid on the Common Stock as if such shares of Applicable Preferred Stock had been converted to shares of Common Stock at the time of such delivery.

     (i) Cash in Lieu of Fractional Shares.  The Corporation shall, in lieu of
         ---------------------------------
issuing fractional shares of Common Stock or scrip representing fractional shares upon the conversion of shares of Series A Preferred Stock or Series B Preferred Stock, pay to the holder of the shares of Applicable Preferred Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the Fair Market Value per share of the Common Stock at the close of business on the Conversion Date.

     (j) Partial Conversion.  In the event some but not all of the shares of
         ------------------
Series A Preferred Stock or Series B Preferred Stock represented by a certificate or certificates surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Applicable Preferred Stock which were not converted.

     (k) Reservation of Common Stock.  The Corporation shall at all times
         ---------------------------
reserve and keep available out of its authorized but unissued shares of capital stock, solely for the purpose of effecting the conversion of the shares of the Outstanding Preferred Stock, such number of its shares of Common Stock (or any other securities into which the Outstanding Preferred Stock may become convertible) as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Outstanding Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock (or such other securities) shall not be sufficient to effect the conversion of all then outstanding shares of the Outstanding Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock (or such other securities) to such number of shares as shall be sufficient for such purpose.

     The Corporation will pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversion of the Series A Preferred Stock or Series B Preferred Stock pursuant hereto; provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the Applicable Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

     (l)  Minimum Adjustment.  Any provision of this Section 4 to the contrary
          ------------------
notwithstanding, no adjustment in an Applicable Conversion Value shall be made if the amount of such adjustment would be less than 1% of such Applicable Conversion Value then in effect, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with all amounts so carried forward, aggregates 1% or more of such Applicable Conversion Value then in effect.

     (m)  Termination of Preferences.
          --------------------------

          (i)  Series A Preferred Stock. Upon the election of the Corporation,
               ------------------------
     following (i) the effectiveness of the Corporation's registration statement for the sale of the Corporation's Common Stock in a Series A Qualified Public Offering (as hereinafter defined) and the date not earlier than three years from the issuance of the Series A Preferred Stock that the average (weighted by daily trading volume) Daily Price of the Corporation's Common Stock is at least 200% of the Series A Conversion Value for the 90 prior consecutive trading days or (ii) the election by holders of the majority of the then outstanding Series A Preferred Stock to convert some or all of the Series A Preferred Stock into shares of Common Stock, the dividend preferences described in Section 1 hereof, the liquidation preferences described in Section 2 hereof, the voting rights set forth in
     Section 3 and Section 6 hereof, in each case with respect to the Series A Preferred Stock, and the rights for adjustments to the Series A Conversion Value described in Section 4(d) hereof shall terminate and be of no further force and effect and the holders of the Series A Preferred Stock shall be entitled to receive only those dividend and liquidation payments that they would have received had the Series A Preferred Stock been converted into shares of Common Stock pursuant to Section 4 and there shall be no further adjustments to the Series A Conversion Value. For purposes hereof, the term "Series A Qualified Public Offering" shall mean (i) an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), covering the offer and sale of Common Stock for the account of the Corporation in which the aggregate net proceeds to the Corporation equal at least $100,000,000 or (ii) any Reorganization or similar transaction, that has been approved by the holders of a majority of the shares of Series A Preferred Stock, in which the surviving entity has a class of securities registered under the Act with a market capitalization equal to or greater than $100,000,000. The Corporation shall provide the holders of Series A Preferred Stock fourteen
     (14) days prior written notice of any election to be made at the end of such fourteen (14) day period pursuant to this Section 4(m)(i).

          (ii)  Series B Preferred Stock.  Upon the election of the Corporation,
                ------------------------
     following (i) the effectiveness of the Corporation's registration statement for the sale of the Corporation's Common Stock in a Series B Qualified Public Offering (as hereinafter defined) and the date not earlier than three years from the date of the initial issuance of the Series B Preferred Stock that the average (weighted by daily trading volume) Daily Price of the Corporation's Common Stock is at least 200% of the Series B Conversion Value for the 90 prior consecutive trading days or (ii) the election by holders of the majority of the then outstanding Series B Preferred Stock to convert some or all of the Series B Preferred Stock into shares of Common Stock, the dividend preferences described in Section 1 hereof, the liquidation preferences described in Section 2 hereof, the voting rights set forth in Section 3 and Section 6 hereof, in each case with respect to the Series B Preferred Stock, and the rights for adjustments to the Series B Conversion Value described in Section 4(d) hereof shall terminate and be of no further force and effect and the holders of the Series B Preferred Stock shall be entitled to receive only those dividend and liquidation payments that they would have received had the Series B Preferred Stock been converted into shares of Common Stock pursuant to Section 4 and there shall be no further adjustments to the Series B Conversion Value. For purposes hereof, the term "Series B Qualified Public Offering" shall mean
     (i) an underwritten public offering pursuant to an effective registration statement under the Act covering the offer and sale of Common Stock for the account of the Corporation in which the aggregate net proceeds to the Corporation equal at least $100,000,000 or (ii) any Reorganization or similar transaction, that has been approved by the holders of a majority of the shares of Series B Preferred Stock, in which the surviving entity has a class of securities registered under the Act with a market capitalization equal to or greater than $500,000,000. The Corporation shall provide the holders of Series B Preferred Stock fourteen (14) days prior written notice of any election to be made at the end of such fourteen (14) day period pursuant to this Section 4(m)(ii).

     5.   No Reissuance of Outstanding Preferred Stock.  No share or shares of
          --------------------------------------------
Series A Preferred Stock or Series B Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue. The Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Applicable Preferred Stock accordingly.

     6.   Restrictions and Limitations.
          ----------------------------

     (a)  Corporate Action.  Except as expressly provided herein or as required
          ----------------
by law, so long as any shares of Applicable Preferred Stock remain outstanding, the Corporation shall not, and shall not permit any subsidiary (which shall mean any corporation, association or other business entity which the Corporation and/or any of its other subsidiaries directly or indirectly owns at the time more than fifty percent (50%) of the outstanding voting shares of such entity, other than directors' qualifying shares, or has the power by contract or otherwise to elect a majority of the board of directors or equivalent governing body) to, without the approval by vote or written consent by (x) the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, consenting or voting separately as a class, and (y) the holders of at least a majority of the then outstanding shares of Series B Preferred Stock, consenting or voting separately as a class:

          (i) redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose), or declare and pay or set aside funds for the payment of any dividend with respect to, any share or shares of capital stock, except as required hereunder with respect to the Applicable Preferred Stock, except for repurchasing shares of Common Stock from employees or consultants of the Corporation at the original purchase price thereof pursuant to vesting agreements unanimously approved by the Board of Directors and except for any prior S Corporation shareholder tax liabilities pursuant to arrangements previously disclosed to the holders of the Applicable Preferred Stock where the Corporation reimburses shareholders of Business Telecom, Inc. for S Corporation taxes;

          (ii) authorize or issue, or obligate itself to authorize or issue, additional shares of the Applicable Preferred Stock;

          (iii) authorize or issue, or obligate itself to authorize or issue,
     (y) any equity security on a parity with or having preference or priority over the Applicable Preferred Stock as to liquidation preferences, redemption rights, dividend rights, voting rights or otherwise or (z) any equity security that ranks junior to the Applicable Preferred Stock as to liquidation preferences, redemption rights, dividend rights, voting rights or otherwise if such equity security would give rise to deemed periodic dividend income to the holders of the Applicable Preferred Stock for income tax purposes;

          (iv) authorize or issue, or obligate itself to authorize or issue, any (y) equity security (or security convertible or exchangeable into an equity security) that by its terms, obligates the Corporation to redeem shares of such security while any shares of the Applicable Preferred Stock are outstanding or (z) any debt security convertible or exchangeable into an equity security of the Corporation if such equity security would give rise to deemed periodic dividend income to the holders of the Applicable Preferred Stock for income tax purposes;

          (v) enter into a Change in Control Transaction, or liquidate or distribute all or substantially all of the assets of the Corporation, unless (A) in the case of holders of the Series A Preferred Stock, the proceeds received by the holders of the Series A Preferred

     Stock have a Fair Market Value equal to or greater than the Minimum Change in Control Amount and the holders of the Series A Preferred Stock receive the same form of consideration as the holders of the Corporation's Common Stock or (B) in the case of holders of Series B Preferred Stock, holders of Series B Preferred Stock receive cash consideration per share equal to or greater than the Minimum Change in Control Amount; provided that in each case, any wholly-owned subsidiary may merge into or consolidate with or transfer assets to any other wholly-owned subsidiary or the Corporation; or

          (vi) amend, restate, modify or alter the Bylaws of the Corporation in any way which adversely affects the rights of the holders of the Applicable Preferred Stock.

     (b)  Amendments to Charter.  (x)  The Corporation shall not amend its
          ---------------------
Articles of Incorporation without the approval, by vote or written consent, by
(A) the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, consenting or voting separately as a class, and (B) the holders of at least a majority of the then outstanding shares of Series B Preferred Stock, consenting or voting separately as a class, if such amendment would:

          (i) materially and adversely amend, alter or change the rights, preferences, privileges of or limitations provided for herein with respect to the Applicable Preferred Stock or the holders thereof;

          (ii) change the relative seniority rights of the holders of the Applicable Preferred Stock as to the payment of dividends in relation to the holders of any other capital stock of the Corporation, or create any other class or series of capital stock entitled to seniority as to the payment of dividends in relation to the holders of such Applicable Preferred Stock; or

          (iii) reduce the amount payable to the holders of such Applicable Preferred Stock upon the voluntary or involuntary liquidation, dissolution, winding up or Reorganization of the Corporation, or change the relative seniority of the liquidation preferences of the holders of such Applicable Preferred Stock to the rights upon liquidation of the holders of other capital stock of the Corporation, or change the dividend rights of the holders of such Applicable Preferred Stock.

     (y) The Corporation shall not amend Articles VI or VII of its Articles of Incorporation without the prior written consent of the Investor, for so long as the Investor has any rights under the applicable sections of the Investor Rights Agreement or the Shareholders Agreement (as defined below), as the case may be.

     7.   No Dilution or Impairment.  The Corporation will not, by amendment of
          -------------------------
its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Outstanding Preferred Stock set forth herein. Without limiting the generality of the foregoing, the Corporation (a) will not increase the par value of any shares of stock receivable on the conversion of the Series A Preferred Stock or

Series B Preferred Stock above the amount payable therefor on such conversion and (b) will take all such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and nonassessable shares of stock on the conversion of all Outstanding Preferred Stock from time to time outstanding.

     8.   Redemption.  The Corporation is obligated to redeem (i) the Series A
          ----------
Preferred Stock pursuant to the terms of an Amended and Restated Shareholders Agreement by and among the Corporation, Peter T. Loftin and the Investor (as amended from time to time, the "Shareholders Agreement") and a redemption agreement dated as of December 28, 1999 among the Corporation and the Investor and (ii) the Series B Preferred Stock pursuant to the terms of the Shareholders Agreement and a Series B Redemption Agreement among the Corporation, Welsh, Carson, Anderson & Stowe VIII, L.P., BTI Investors LLC and Peter T. Loftin.

     9.   Notices of Record Date.  In the event of:
          ----------------------

     (a) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right,

     (b) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other corporation, or any other entity or person,

     (c) any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, or

     (d)  any event described in Sections 4(e), 4(f) or 6(a)(v), clauses (i) or
(ii) of the first sentence of Section 4(m)(i) or clauses (i) or (ii) of the first sentence of Section 4(m)(ii), then and in each such event the Corporation shall mail or cause to be mailed to each holder of the Applicable Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such Reorganization, reclassification, recapitalization, transfer, merger, dissolution, liquidation, winding up, Series A Qualified Public Offering, Series B Qualified Public Offering, or election is expected to become effective and
(iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such event. Such notice shall be mailed at least fifteen (15) business days prior to the date specified in such notice on which such action is to be taken.

     10.  Definitions.  For purposes of this Article IV, the following terms
          -----------
shall have the following meanings.

     "Act" has the meaning set forth in Section 4(m)(i).

     "Applicable Conversion Value" has the meaning set forth in Section 4(c).

     "Applicable Preferred Stock" has the meaning set forth in Section 1(c).

     "Change in Control Amount" means the greater of (i) $2,000 per share of Series B Preferred Stock, subject to adjustment for stock splits, stock dividends, reorganizations and the like, and (ii) an amount representing an Internal Rate of Return on the investment of holders of the Series B Preferred Stock of at least 30%.

     "Change in Control Transaction" means, through one transaction or a series of transactions, the sale, assignment, lease or transfer of securities constituting a majority of the voting securities of the Corporation to, or of all or substantially all of its assets to, or a merger, consolidation or similar business combination with or into, an entity, a majority of the voting power of which is not owned or controlled, directly or indirectly, by one or more shareholders of the Corporation immediately prior to the transaction.

     "Common Stock" has the meaning set forth in the first paragraph of Article IV.

     "Conversion Date" has the meaning set forth in Section 4(h).

     "Extraordinary Common Stock Event" has the meaning set forth in Section 4(d)(ii).

     "Fair Market Value" means, when making a determination for holders of Series A Preferred Stock or Series B Preferred Stock, as the case may be, (i) with respect to one share of common stock to be received, if the sum of the Daily Prices of (x) all of the outstanding shares of common stock that have been registered pursuant to a public offering and (y) all of the outstanding shares of common stock that are not held by affiliates of the Corporation and that may be sold on such date in an open market transaction without registration, is at least $250 million as of such date, the average (weighted by daily trading volume) of the Daily Prices, if any, per share of such common stock for the period of 20 consecutive trading days immediately prior to such date or (ii) in all other events with respect to such common stock, or with respect to any other property or consideration, the fair market value of such common stock or other property or consideration as determined by two appraisers, one selected by the Board of Directors of the Corporation and one selected by the holders of a majority of the outstanding shares of the Applicable Preferred Stock. No Director who is a holder of the Applicable Preferred Stock or who is designated by or affiliated with a holder of the Applicable Preferred Stock shall vote on the selection of the appraiser chosen by the Corporation. In the event the Board of Directors or the holders of the Applicable Preferred Stock fail to appoint an appraiser within a reasonable period of time, the appraisal shall be undertaken by the remaining single appraiser. The Fair Market Value shall be the fair market value (determined in the manner described above) arrived at by the appraisers within thirty (30) days following the appointment of the last appraiser to be appointed. In the event that the two appraisers agree in good faith on such fair market value within such a period of time, such agreed value shall be used for these purposes. If the appraisers cannot agree but their valuations are within 10% of each other, the Fair Market Value shall be the mean of the two valuations. If the appraisers cannot agree and the differences in the valuations are greater than 10%, the appraisers shall select a third appraiser who will calculate fair market value independently (provided that such calculation shall not be more than the value calculated by the appraiser selected by the holders of the Applicable Preferred Stock or less than the value calculated by the appraiser selected by the Board of Directors) and, except as provided in the next sentence, the Fair Market Value of the shares shall be the mean of the two fair market values arrived at by the appraisers who are closest in amount. If one appraiser's valuation is the mean of the other two valuations, such mean valuation shall be the Fair Market Value. In the event that the two original appraisers cannot agree upon a third appraiser within ten (10) days following the end of the thirty (30) day period referred to above, then the third appraiser, which appraiser shall be a nationally recognized investment banking firm, shall be appointed by the American Arbitration Association in Washington, D.C. If the Board of Directors proposes a transaction in which the property distributed is described in clause
(ii) of the first sentence of this paragraph and the holders of a majority of the Applicable Preferred Stock approve the terms of such transaction, then the Fair Market Value of all such property distributed shall be equal to the value as initially determined by the Board of Directors and approved by such holders. As used herein, "Daily Price" means (1) if the shares of such common stock then are listed and traded on the New York Stock Exchange, Inc. ("NYSE"), the closing price on such day as reported on the NYSE Composite Transactions Tape; (2) if the shares of common stock then are not listed and traded on the NYSE, the closing price on such day as reported by the principal national securities exchange on which the shares are listed and traded; (3) if the shares of common stock then are not listed and traded on any such securities exchange, the last reported sale price on such day on the National Market of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"); or (4) if the shares of common stock then are not traded on the NASDAQ National Market, the average of the highest reported bid and lowest reported asked price on such day as reported by NASDAQ.

     "Internal Rate of Return" means the effective annual rate of interest which, when applied to all cash flows (as determined below) made to, or received from, the Corporation with respect to the aggregate dollar amount of all equity capital invested by the holders of Series A Preferred Stock or Series B Preferred Stock, as the case may be (the "Holders"), in the Applicable Preferred Stock on or prior to such date (the " Investment"), makes the net present value of all such cash flows equal to zero. The Investment shall be deemed to be a cash outflow. Payments made by a new Holder for a purchase of securities from an existing Holder shall not be deemed to be a cash outflow. Cash dividends or other cash amounts, if any, paid by the Corporation to the Holders in respect of the Investment will be deemed to be interim cash inflows with respect to the Investment. Distributions or proceeds received by the Holders in respect of the Investment consisting of property other than cash shall be valued at the Fair Market Value thereof as determined as of the date such distributions or proceeds were received. The final cash flow with respect to the Investment will be based on the total net proceeds that will be actually received by the Holders on the date of the completion of the applicable transaction. Notwithstanding the foregoing, the Internal Rate of Return will be calculated on a fully diluted basis. The Internal Rate of Return will be calculated with the timing of cash flows assumed to be on a quarterly basis (March 31, June 30, September 30 and December 31) and with all specific cash flows during a quarter deemed to have occurred on the last day of such quarter.

     "Investor" has the meaning set forth in Section 4(d)(iii).

     "Investor Rights Agreement" has the meaning set forth in Section 4(h).

     "Minimum Change in Control Amount" means an amount that (i) is equal to or greater than $2,000 per share of Applicable Preferred Stock, subject to adjustment for stock splits, stock dividends, reorganizations and the like, and
(ii) represents an Internal Rate of Return on the investment of holders of the Applicable Preferred Stock of at least thirty percent (30%).

     "Net Consideration Per Share" has the meaning set forth in Section 4(d)(i)(B)(2)(a).

     "Outstanding Preferred Stock" has the meaning set forth in the third paragraph of Article IV.

     "Preferred Stock" has the meaning set forth in the first paragraph of
Article IV.

     "Reorganization" has the meaning set forth in Section 4(f).

     "Series A Conversion Rate" has the meaning set forth in Section 4(b).

     "Series A Conversion Value" has the meaning set forth in Section 4(c).

     "Series A Liquidation Amount" has the meaning set forth in Section 2(a)(i).

     "Series A Original Price" has the meaning set forth in Section 1(a).

     "Series A Preferred Stock" has the meaning set forth in the first paragraph of Article IV.

     "Series A Qualified Public Offering" has the meaning set forth in Section 4(m)(i).

     "Series B Conversion Rate" has the meaning set forth in Section 4(b).

     "Series B Conversion Value" has the meaning set forth in Section 4(c).

     "Series B Liquidation Amount" has the meaning set forth in Section
2(a)(ii).

     "Series B Original Price" has the meaning set forth in Section 1(b).

     "Series B Preferred Stock" has the meaning set forth in the first paragraph of Article IV.

     "Series B Qualified Public Offering" has the meaning set forth in Section 4(m)(ii).

     "Shareholders Agreement" has the meaning set forth in Section 8.



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                                   ARTICLE V.

     For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its shareholders or any class thereof, as the case may be, it is further provided that:

     1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors.

     2.   The number of Directors of the Corporation may be fixed by the Bylaws.

     3. Except as otherwise provided in these Second Amended and Restated Articles of Incorporation, the Board of Directors may from time to time make, amend, supplement or repeal the Bylaws of the Corporation.

     4. Elections of Directors may be, but shall not be required to be, by written ballot.

     5. Except to the extent that the North Carolina General Statutes prohibit such limitation or elimination of liability of directors for breaches of duty, no Director of the Corporation shall be liable to the Corporation or to any of its shareholders for monetary damages for breach of duty as a Director. No amendment to or repeal of this provision or adoption of a provision inconsistent herewith shall apply to or have any effect on the liability or alleged liability of any Director of the Corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal or adoption of an inconsistent provision. The provisions of this Article shall not be deemed to limit or preclude indemnification of a Director by the Corporation for any liability that has not been eliminated by the provisions of this Article.

                                  ARTICLE VI.

     Certain shareholders of the Corporation shall have preemptive rights to purchase additional securities of the Corporation pursuant to, and to the extent set forth in, Article II of the Investor Rights Agreement. Such preemptive rights, including rights regarding amendment, waiver or termination of such rights, shall be governed by the Investor Rights Agreement.

                                  ARTICLE VII.

     The Corporation shall not, and shall not permit any of its subsidiaries to, take any of the actions set forth in Section 7 of the Shareholders Agreement, without the prior written consent of the parties specified in such Section 7. Election of members of the board of directors of the Corporation and its subsidiaries shall be subject to the right of the Investor pursuant to Sections 5, 6 and 10 of the Shareholders Agreement to designate the number of directors to each such board of directors as is specified in Sections 5, 6 and 10. The amendment, waiver or termination

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of the rights set forth in the Shareholders Agreement shall be governed by the terms of the Shareholders Agreement.

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